August 17, 2023

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Carillon Series Trust

File no. 811-07470

Dear Sir or Madam:

We have read Exhibit 13(a)(4)(i) of Form N-CSR of Carillon Chartwell Income Fund, Carillon Chartwell Mid-Cap Value Fund, Carillon Chartwell Small Cap Value Fund, Carillon Chartwell Short Duration High Yield Fund, Carillon Chartwell Small Cap Growth Fund, and Carillon Chartwell Short Duration Bond Fund, each a series of the Carillon Series Trust, dated August 17, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

BBD, LLP